Exhibit 24(b)(11)







                         Consent of Independent Auditors


The Board of Directors
Aetna Series Fund, Inc.:

We consent to the use of our reports incorporated herein by reference and to the references to our Firm under the headings "Financial Highlights" in the prospectuses and "Independent Auditors" in the Statement of Additional Information.


                                                  /s/ KPMG Peat Marwick LLP
                                                  KPMG Peat Marwick LLP



Hartford, Connecticut
February 24, 1997